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                                                                       EXHIBIT B

                      STARRETT CORPORATION AND SUBSIDIARIES
                EXHIBIT SETTING FORTH THE COMPUTATION OF PRIMARY
                         EARNINGS PER SHARE INFORMATION
                     (In Thousands Except Per Share Amounts)

                                                              THREE MONTHS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                               1995        1994
                                                              -------     ------
Weighted average number of shares outstanding during
 the period .............................................       6,261      6,261
                                                              =======     ======


Net Income ..............................................     $ 1,114     $1,031
                                                              =======     ======

Primary earnings per share:

     Net Income .........................................     $   .18     $  .17
                                                              =======     ======



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